Exhibit 10.28

Subscription Agreement

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of April 17, 2007, by and among Acorn International, Inc., a Cayman Islands corporation (the “Company”), Alibaba.com Corporation, a Cayman Islands corporation (the “Investor”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Deutsche Bank Securities Inc. (“Deutsche Bank,” which together with Merrill Lynch are hereinafter referred to as the “Underwriters”).

RECITALS

WHEREAS, the Company has filed a registration statement on Form F-1 with the United States Securities and Exchange Commission in connection with the offering by the Company and certain selling shareholders of American Depositary Shares (“ADSs”), representing ordinary shares of the Company (the “Offering”);

WHEREAS, in connection with and as part of the Offering, the Investor wishes to acquire ADSs from the Underwriters in a transaction exempt from registration pursuant to Regulation S of the US Securities Act of 1933, as amended (“Regulation S” and the “Securities Act”, respectively). The Underwriters are entering into this Agreement in their capacity as representatives of the underwriters in the Offering.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.	Investment.

1.1 The Investor hereby agrees to purchase, and the Underwriters agree to sell, in the Offering that number of ADSs (rounded down to the nearest whole ADS) equal to US$10,000,000 divided by the Offer Price (the “Firm ADSs”). To the extent that the number of Firm ADSs purchased pursuant to the preceding sentence is less than 770,000 ADSs, the Underwriters shall make available for purchase by the Investor in the Offering an additional number of ADSs (the “Additional ADSs”) equal to the difference between 770,000 ADSs and the number of Firm ADSs. For the avoidance of doubt, the Investor shall have the option, but not the obligation, to purchase the Additional ADSs (if any). All such sales shall be made (i) on the same terms as the other ADSs being offered in the Offering and (ii) pursuant to and in reliance upon Regulation S. The “Offer Price” means the price per ADS set forth on the cover of the final prospectus. Any ADSs reserved for, but not purchased by, the Investor will be offered by the Underwriters to the general public in the Offering.

2.	Conditions.

2.1 The Investor’s and Underwriters’ obligations under Section 1 are conditional upon (i) the underwriting agreement relating to the Offering being entered into and having become unconditional, (ii) successful completion of the Offering and (iii) listing of the ADSs on the New York Stock Exchange subject official notice of issuance, in each case by no later than June 30, 2007.

2.2 The Underwriters’ obligations under Section 1 are conditional upon delivery on the date hereof of an executed Lock-up Agreement in the form attached hereto.

3.	Closing.

3.1 Subject to Section 2, settlement of the Investor’s purchase of ADSs pursuant to Section 1 will take place contemporaneously with and as part of the settlement of the Offering. Delivery of the ADSs purchased by the Investor to the Investor will be on the same basis on which ADSs are delivered to other investors under the Offering and in the manner contemplated in the Form F-1 filed with the United States Securities Exchange Commission (the “SEC”) on April 3, 2007.

4.	Representations and Warranties.

4.1 The Investor hereby represents and warrants to the Company that:

(i) it has full power and authority (corporate or otherwise) to enter into this Agreement, and that this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of the Investor;

(ii) it has received and reviewed the Company’s registration statement on Form F-1 filed with the SEC on April 3, 2007, including the related prospectus, with respect to the Offering;

(iii) it is not a U.S. Person (as defined in Rule 902 of Regulation S);

(iv) it is acquiring the ADSs in an offshore transaction in reliance on Regulation S; and

(v) it does not, directly or indirectly, own more than five per cent, of the outstanding common stock (or other voting securities) of any member of the National Association of Securities Dealers, Inc. (“NASD”) or a holding company for a NASD member, and is not otherwise a “restricted person” for the purposes of the Free-Riding and Withholding Interpretation of NASD.

4.2 The Company hereby represents and warrants to the Investor that:

(i) The Company has been duly incorporated as a corporation with limited liability and is validly existing under the laws of Cayman Islands.

(ii) The Company has the right, power and authority and has taken all actions required, including obtaining of all necessary governmental or regulatory approvals and consents from third parties, in order to execute and deliver, and to exercise their respective rights and perform their respective obligations under this Agreement and the transactions contemplated hereunder.

(iii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes valid, legal and binding obligations of the Company.

(iv) Neither the execution of this Agreement, nor the performance by the Company or its respective obligations under this Agreement (x) violates or will violate its memorandum and articles of association, (y) violates or will violate any law, rule or regulation of any jurisdiction or stock exchange where the ADSs will be listed or (z) conflicts with or results in a breach of any agreement of the Company or to which the Company or any of its respective assets are bound or will be bound, except where such violation, conflicts or breach will not have an adverse material effect on the Company.

(v) No directed selling efforts (as defined in Rule 902 of Regulation S) have been made by the Company, any of its affiliates or any person acting on its behalf with respect to any ADSs that are not registered under the Securities Act; and none of such persons has taken any actions that would result in the sale of the Firm ADSs and Additional ADSs (if any) to the Investor under this Agreement requiring registration under the Securities Act; and the Company is a “foreign issuer” (as defined in Regulation S).

(vi) Each of the Firm ADSs and the Additional ADSs (if any), when issued or sold, as the case may be, in accordance with the terms of this Agreement will have been duly and validly authorized and issued, fully paid and non-assessable, free from any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third party right or interest, other encumbrance or security interest of any kind or another type of preferential arrangement, including without limitation, a title transfer or retention arrangement having similar effect, and will conform in all material respects to the description of the ADSs contained in the Company’s registration statement on Form F-1 filed with the SEC on April 3, 2007.

(vii) The Company’s registration statement on Form F-1 filed with the SEC on April 3, 2007, including the related prospectus, with respect to the Offering, except for the absence of pricing related information and estimated operating results for the quarter ended March 31, 2007, does not, as of the date hereof contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.	Amendment

This Agreement may not be amended or varied without the prior written consent of the parties hereto.

6.	Miscellaneous.

6.1 (i) Unless otherwise notified by the relevant parties, all notices delivered hereunder shall be in writing and may be delivered by hand or given by facsimile to the related addresses listed beneath each party’s signature hereto.

(ii) Any notice delivered by hand shall be deemed to have been received when physically received by the person referred to in this Section 6.1 (including receipt by facsimile).

6.2 This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

6.3 The representations, warranties and covenants of the Company and the Investor contained in or trade pursuant to this Agreement shall survive the execution and delivery of this Agreement and the closing of the Offering.

6.4 Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

6.5 This Agreement shall be governed by and construed under the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

6.6 Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with its Securities Arbitration Rules. The language to be used in the arbitration proceedings shall he English. Each of the parties hereto irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

6.7 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.8 The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.9 If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were se excluded and shall be enforceable in accordance with its terms.

IN WITNESS of the agreement set out above, each of the parties has executed this Agreement by its duly authorized signature as the date first set forth above.

ACORN INTERNATIONAL, INC.

By: /s/ Wang Xiaogang

Name:	Wang Xiaogang
Title:	CFO

Address:

ALIBABA.COM CORPORATION

By: /s/ Joseph C. Tsai

Name:	Joseph C. Tsai
Title:	Group Chief Financial Officer

Address: 2403-05 Jubilee Center, 18 Fenwick Street, Wanchai, Hong Kong,

Fax no.: +852 2215 5211

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: /s/ Robert Chiu

Name:	Robert Chiu
Title:	Managing Director

Address:

DEUTSCHE BANK SECURITIES INC.

By: /s/ John Fei Name: John Fei Title: Director Address:	/s/ Charles Wang Name: Charles Wang Title: Managing Director